UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

November 18, 2010
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement

(i)           On November 18, 2010, we executed an Employment Agreement with Mr. Sunil Karkera, our Chief Financial Officer.  The agreement, which was effective as of August 17, 2010, provides for a salary of $155,000 per year, subject to a salary review in December 2010 and an annual review each year thereafter, together with travel and health insurance and retirement benefits and an annual bonus pursuant to a plan to be developed by us.  The agreement continues in effect until terminated by us for cause, as defined, which includes, among other things, dishonesty, breach of loyalty and Mr. Karkera’s breach of the agreement, or until the agreement is terminated by Mr. Karkera for good reason, as defined, which includes our failure to continue Mr. Karkera in his position of employment as set out in the agreement, the failure of a successor to us to agree to perform the agreement on substantially the same terms, or, at our option, Mr. Karkera’s disability, as defined.  If the agreement is terminated other than for cause, Mr. Karkera is entitled to be paid by us his unpaid salary, bonus and vacation pay plus a lump sum payment equal to six months of his base salary, subject to such amount increasing by one month’s base salary for each year Mr. Karkera is employed by us to a maximum of 12 month’s base salary, plus a sum equal to 30% of such lump sum payment to compensate him for his loss of benefits.

The agreement also contains confidentiality provisions which remain in effect in perpetuity, non-competition provisions effective for a period of twelve months following termination of Mr. Karkera’s employment and provisions regarding the avoidance of conflicts of interest.

(ii)           On November 18, 2010, we executed an Employment Agreement with Mr. Allan J. Kent, our Vice President of Finance.  The agreement, which was effective August 17, 2010, provides for a salary of $220,000 per year, subject to an annual salary review for each year of the agreement, a one time signing bonus of $5,000, travel and health insurance and an annual bonus pursuant to a plan to be developed by us.  The agreement continues in effect until terminated by us for cause, as defined, which includes, among other things, dishonesty, breach of loyalty and Mr. Kent’s breach of the agreement, or until the agreement is terminated by Mr. Kent for good reason, as defined, which includes our failure to continue Mr. Kent in his position of employment as set out in the agreement, the failure of a successor to us to agree to perform the agreement on substantially the same terms, or, at our option, Mr. Kent’s disability, as defined.  If the agreement is terminated other than for cause, Mr. Kent is entitled to be paid by us his unpaid salary, bonus and vacation pay plus a lump sum payment equal to eighteen months of his base salary, subject to such amount increasing by one month’s base salary for each year Mr. Kent is employed by us from and after January 1, 2011 to a maximum of 24 month’s base salary, plus a sum equal to 30% of such lump sum payment to compensate him for his loss of benefits.

The agreement also contains confidentiality provisions which remain in effect in perpetuity, non-competition provisions effective for a period of twelve months following termination of Mr. Kent’s employment and provisions regarding the avoidance of conflicts of interest.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

Exhibit 10.1	Employment Agreement dated November 18, 2010 between GeoGlobal Resources Inc. and Sunil Karkera.

Exhibit 10.2	Employment Agreement dated November 18, 2010 between GeoGlobal Resources Inc. and Allan J. Kent.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 23, 2010

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO

Exhibit 10.1
Employment Agreement with Sunil Karkera

Exhibit 10.2
Employment Agreement with Allan J. Kent